SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant [X]
      Filed by a Party other than the Registrant [ ]
      Check the appropriate box:
      [ ]  Preliminary Proxy Statement
      [ ] Confidential, for Use of Commission Only (as permitted by rule 14a-6(e)(2))
      [ ]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

            Cascade Corporation
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            (Name of Registrant as Specified in Its Charter)

      -------------------------------------------------
            (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

      Payment of filing fee (Check the appropriate box):
      [X]  No fee required
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           0-11.

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           (2)   Aggregate number of securities to which transaction applies:


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           (3)   Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11:


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           [ ] Fee paid previously with preliminary materials.

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      [ ] Check box if any part of the fee is offset as provided by Exchange Act
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previously. Identify the previous filing by registration statement number, or
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

           Cascade Corporation Expects Merger to Close in Early 2001

PORTLAND, Ore.--(BUSINESS WIRE)--Nov. 9, 2000--Cascade Corporation (NYSE:CAE)
                                                                         ---
today announced that, assuming shareholder approval, it expects its merger transaction with the Lift Group to close by January 31, 2001

The merger is conditioned upon regulatory approval and other customary conditions. In keeping with the merger agreement, Cascade will not declare or pay further dividends.

As previously announced, Cascade has entered into a merger agreement with acquisition companies formed by Lift Technologies Inc., a manufacturer of lift truck masts, T.D. Capital Group Limited, a wholly-owned subsidiary of the Toronto Dominion Bank, and the Ontario Municipal Employees Retirement Board, pursuant to which it will be acquired by the Lift Group

Cascade Corporation, headquartered in Portland, Oregon, is a leading international manufacturer of lift truck attachments, forks and accessories. Comprehensive information on Cascade is available on its web site at www.cascorp.com.

    Where You Can Find Additional Information

Cascade plans to file with the Securities and Exchange Commission a proxy statement relating to the business combination transaction described above. Cascade expects to mail a proxy statement about the transaction to the shareholders. Investors and security holders are advised to read carefully the proxy statement when it becomes available, because it will contain important information about Cascade, the merger and related matters. Interested parties and security holders may obtain a free copy of the proxy statement and other documents filed by the companies at the SEC's web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained from Cascade by directing such requests to the company.

In addition to the proxy statement, Cascade files annual, quarterly and special reports, proxy statements, registration statement and other information with the Securities and Exchange Commission. You may read and copy any reports, statement or other information filed by Cascade in the SEC public reference rooms at 450 Fifth Street, NW, Washington, DC 20549, or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 800/SEC-0330 for further information on the public reference rooms. Cascade filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Solicitation of Proxies; Interests of Certain Persons in the Transaction

Cascade, its officers and directors and certain other members of management or employees may be deemed to be participants in the solicitation of proxies from shareholders of Cascade with respect to the transactions contemplated by the merger agreement. A description of any interests that Cascade's directors and executive officers have in the merger will be available in the proxy statement.

    Forward-looking Information

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ materially from these forward-looking statements include, but are not limited to, competitive factors in, and the cyclical nature of, the materials handling industry; fluctuations in lift truck orders or deliveries, availability and cost of raw materials; general business and economic conditions in North America, Europe and Asia; foreign currency fluctuations; and effectiveness of the Company's cost reduction initiatives. Additional factors that could cause or contribute to such differences include, but are not limited to, risks relating to the consummation of the merger, including the risks that required regulatory clearances or shareholder approval might not be obtained in a timely manner, or at all. In addition, statements in this Press Release relating to the expected benefits of the contemplated merger are subject to risks relating to the retention of key personnel, the ability to maintain or expand existing Cascade business, changing relationships with customers and suppliers, and other factors.

CONTACT: For Cascade Corporation
Greg H. Kubicek, 360/892-0514, ext. 101